ARHAUS REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS
BOSTON HEIGHTS, Ohio (May 7, 2026)—Arhaus, Inc. (“Arhaus” or the “Company”) (NASDAQ: ARHS), a premium home furnishing brand known for responsibly sourced, artisan-crafted products and heirloom-quality design, reported first quarter results for the period ended March 31, 2026.
First Quarter 2026 Highlights
Compared to the first quarter of 2025:
•Net revenue increased 0.9% to $314 million
•Gross margin decreased 1.0% to $114 million
•Selling, general and administrative expenses increased 1.9% to $112 million
•Net and comprehensive income decreased 54.5% to $2 million
•Adjusted EBITDA decreased 3.1% to $18 million
•Comparable Delivered Sales(1) decreased 1.7%
•Comparable Written Sales(2) decreased 5.7%
John Reed, Co-Founder and Chief Executive Officer, said:
“We achieved the highest first-quarter net revenue in Arhaus history, reflecting the strength of our operating model, the resilience of our client base, and the disciplined execution of our team. While broader macro uncertainty created some near-term pressure on Comparable Written Sales, we saw meaningful improvement as the quarter progressed and remain confident in our long-term strategy, differentiated product leadership, and the significant opportunity ahead for Arhaus.”
Michael Lee, Chief Financial Officer, said:
“While the operating environment is challenging, we remain disciplined in how we are managing the business, with a focus on controlling costs, prioritizing high-return investments, and maintaining flexibility while continuing to invest in the long-term growth of Arhaus. Based on the strength of our business and improving Comparable Written Sales trends, we remain confident in our full-year 2026 outlook and we are reaffirming our guidance. We want to thank our teams across Arhaus for their continued dedication and execution, and our shareholders for their ongoing support as we remain focused on driving long-term shareholder value.”

Business Highlights
First quarter net revenue was $314 million, an increase of 0.9% year-over-year and above the midpoint of the Company’s guidance range.
Comparable Delivered Sales(1) decreased 1.7% in the first-quarter, above the midpoint of the Company’s guidance range. Comparable Written Sales(2) decreased 5.7% in the first-quarter.
Showroom Highlights
At the end of the first quarter of 2026, Arhaus operated 107 Showrooms across 31 states. In April, the Company opened a new Traditional Showroom in Ashburn, Virginia and in early May, Arhaus completed an expansion of its Park Meadows, Colorado showroom.
For 2026, the Company continues to expect to complete approximately 10 to 14 Total Showroom Projects(3), consisting of 4 to 6 new openings and 6 to 8 relocations, renovations, or expansions, representing Net Unit Growth(4) of mid-single-digits for the year.
Balance Sheet and Liquidity
As of March 31, 2026, the Company reported the following:
•No long-term debt.
•Cash and cash equivalents totaled $177 million, a 30.1% decrease from December 31, 2025 to March 31, 2026. This primarily reflects the $49 million special cash dividend paid in March.
•Net merchandise inventory of $369 million, a 9.0% increase from December 31, 2025 to March 31, 2026.
•Client deposits of $271 million, a 15.0% increase from December 31, 2025 to March 31, 2026.
•Net cash used in operating activities totaled $10 million for the three months ended March 31, 2026.
•Net cash used in investing activities was $16 million for the three months ended March 31, 2026. Company-funded capital expenditures(5) were $13 million and landlord contributions were $3 million.
Special Cash Dividend
On February 17, 2026, the Board of Directors of the Company declared a special cash dividend on the Company’s Class A and Class B common stock of $0.35 per share. This was paid on March 31, 2026, to shareholders of record at the close of business on March 18, 2026.

Outlook
The Company is reaffirming its full-year 2026 outlook and providing second quarter 2026 guidance. While the Company continues to operate in a challenging environment, the Company remains confident in its full-year 2026 outlook.
As a reminder, the Company is also lapping a particularly strong second quarter in the prior year, where the Company successfully brought operations of its Dallas Distribution Center in-house which ramped ahead of schedule. This transition enabled the Company to convert strong first quarter demand into net revenue more efficiently and at a higher volume than expected. As a result, second quarter performance should be viewed in the context of this strong prior-year comparison.
Additionally, the Company’s current outlook does not include any benefit from potential IEEPA tariff refunds. As there is greater clarity and confirmation regarding those refunds, the Company will evaluate any impact and update guidance if necessary.

	Full-Year 2026	Q2 2026
Net revenue	$1.43 billion to $1.47 billion	$350 million to $370 million
Net revenue growth	3.7% to 6.6%	(2.4)% to 3.2%
Comparable delivered sales(1)	0% to 3%	(5)% to 0%
Net income(6)	$66 million to $75 million	$19 million to $24 million
Adjusted EBITDA(7)	$150 million to $161 million	$40 million to $49 million

Other Estimates
Company-funded capital expenditures(5)	$70 million to $90 million
Depreciation & amortization	$50 million to $55 million
Fully diluted shares	~ 142 million
Effective tax rate	~ 28.2%
Showroom openings	4 to 6 new Showrooms
Total Showroom Projects(3)	10 to 14 Showroom Projects
Net Unit Growth(4)	Mid-Single-Digit
(1) Comparable Delivered Sales previously referred to as “Comparable Growth” is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(2) Comparable Written Sales previously referred to as “Demand Comparable Growth” is a key performance indicator and is defined as the year-over-year percentage change of written sales from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(3) Total Showroom Projects is defined as the number of Showroom projects completed during the period, including new Showroom openings, relocations, remodels, and expansions. The Company considers all Showroom projects integral to its long-term growth strategy, with each evaluated based on strategic relevance and expected return on investment.
(4) Net Unit Growth reflects the percentage change in total Showroom count during the period, calculated as new Showroom openings net of Showroom closures or relocations that do not increase total unit count.
(5) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(6) U.S. GAAP net income (loss).
(7) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest income, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Updates to Disclosures and Reporting
Investor Relations Materials
An Investor Relations presentation has been issued in conjunction with the Company’s first-quarter results in alignment with the Company’s earnings. This can be accessed online at http://ir.arhaus.com.
Comparable Sales Metrics
As previously shared, the Company refined the naming and presentation of its comparable sales metrics.
Comparable Delivered Sales(1) previously referred to as “Comparable Growth” is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
Comparable Written Sales(2) previously referred to as “Demand Comparable Growth” is a key performance indicator and is defined as the year-over-year percentage change of written sales from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
Showroom Growth and Real Estate Disclosures
As previously shared, the Company has made enhancements to its Showroom growth and real estate disclosures. These updates provide additional context on the Company’s long-term Showroom strategy and economics.
Additional detail is provided in the Company’s Investor Relations presentation which is available on the Company’s website at http://ir.arhaus.com. Supporting schedules are included in this earnings release.
Additional Schedules
As previously shared, the Company is providing additional schedules. Supplemental schedules related to Showroom growth, real estate activity, and comparable sales metrics are included in the earnings release and Investor Relations presentation.
Conference Call
You are invited to listen to Arhaus’ conference call to discuss the first quarter 2026 financial results scheduled for today, May 7, 2026, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID number is 13758506.
A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at http://ir.arhaus.com for approximately twelve months.
About Arhaus
Founded in 1986 by Chief Executive Officer John Reed and his father, Arhaus is a premium home furnishings brand built on a simple idea: furniture and décor should be responsibly sourced, lovingly made, and built to last. Arhaus operates a vertically integrated model, designing and sourcing products directly from skilled artisans and carefully selected manufacturing partners around the world, including domestic upholstery production at its own North Carolina manufacturing facility. This approach enables Arhaus to offer a highly exclusive and customizable assortment of heirloom-quality furniture and décor designed to be used and enjoyed for generations.

With more than 100 Showroom locations across the United States, Arhaus’ integrated omni-channel model connects every client touchpoint, from Showroom and interior design to eCommerce and catalog, allowing Arhaus to meet clients wherever and however they choose to shop while delivering a highly personalized client-first experience from discovery through delivery.

For more information, please visit www.arhaus.com.
Investor Contact:
Tara Atwood-Saja
Vice President, Investor Relations
(440) 439-7700
invest@arhaus.com
Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue, and Free Cash Flow, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted EBITDA and Free Cash Flow to the most directly comparable financial measures prepared in accordance with U.S. GAAP below.
Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; challenges with the planning or implementation of our technology upgrades, including a new enterprise resource planning system; disruption in our receiving and distribution system, including delays in the integration of our distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; effects of new or proposed tariffs and changes to international trade policies and agreements; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain or disruptions due to geopolitical events such as acts of war and/or terrorism or other hostilities; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing Showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce sales channel and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$177,111	$253,356
Restricted cash	3,224	3,124
Accounts receivable, net	432	663
Merchandise inventory, net	369,457	338,806
Prepaid and other current assets	31,619	25,425
Total current assets	581,843	621,374
Operating right-of-use assets	408,763	391,274
Financing right-of-use assets	32,744	33,275
Property, furniture and equipment, net	322,038	316,216
Deferred tax assets	18,863	19,545
Goodwill	10,961	10,961
Other noncurrent assets	2,308	2,101
Total assets	$1,377,520	$1,394,746

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$67,925	$78,360
Accrued taxes	6,544	10,322
Accrued wages	14,851	20,879
Accrued other expenses	40,379	46,781
Client deposits	271,229	235,943
Current portion of operating lease liabilities	64,475	60,115
Current portion of financing lease liabilities	964	862
Total current liabilities	466,367	453,262
Operating lease liabilities, long-term	482,109	467,226
Financing lease liabilities, long-term	52,166	52,374
Other long-term liabilities	4,193	3,656
Total liabilities	$1,004,835	$976,518

Commitments and contingencies (Note 9)

Stockholders’ equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 54,912,375 shares issued and 54,206,609 outstanding as of March 31, 2026; 54,565,242 shares issued and 53,969,149 outstanding as of December 31, 2025)	54	54
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of March 31, 2026; 87,115,600 shares issued and outstanding as of December 31, 2025)	87	87
Retained earnings	162,209	210,365
Additional paid-in capital	210,335	207,722
Total stockholders’ equity	372,685	418,228
Total liabilities and stockholders’ equity	$1,377,520	$1,394,746

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)

	Three months ended
	March 31,
	2026	2025
Net revenue	$314,276	$311,372
Cost of goods sold	199,841	195,785
Gross margin	114,435	115,587
Selling, general and administrative expenses	112,195	110,058
Loss on disposal of assets	104	108
Income from operations	$2,136	$5,421
Interest income, net	(454)	(573)
Other income	(847)	(86)
Income before taxes	3,437	6,080
Income tax expense	1,214	1,198
Net and comprehensive income	$2,223	$4,882

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	140,966,908	140,361,588
Net and comprehensive income per share, basic	$0.02	$0.03
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	141,741,874	141,090,633
Net and comprehensive income per share, diluted	$0.02	$0.03

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three months ended
	March 31,
	2026	2025
Cash flows from operating activities
Net income	$2,223	$4,882
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	12,370	11,362
Amortization of operating lease right-of-use asset	11,851	10,046
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	7,844	6,902
Equity based compensation	2,645	1,595
Deferred tax assets	682	(358)
Amortization of cloud computing arrangements	752	413
Loss on disposal of assets	104	108
Gain on insurance claims	(583)	—
Changes in operating assets and liabilities
Accounts receivable	231	202
Merchandise inventory	(30,651)	(4,393)
Prepaid and other assets	(7,167)	(380)
Other noncurrent liabilities	515	(377)
Accounts payable	(11,895)	(8,685)
Accrued expenses	(16,059)	(3,209)
Operating lease liabilities	(17,852)	(13,926)
Client deposits	35,286	42,333
Net cash (used in) provided by operating activities	(9,704)	46,515
Cash flows from investing activities
Purchases of property, furniture and equipment	(16,880)	(27,621)
Insurance proceeds	1,000	—
Net cash used in investing activities	(15,880)	(27,621)
Cash flows from financing activities
Principal payments under finance leases	(184)	(212)
Repurchase of shares for payment of withholding taxes for equity based compensation	(867)	(1,458)
Cash dividend payments	(49,510)	(239)
Net cash used in financing activities	(50,561)	(1,909)
Net (decrease) increase in cash, cash equivalents and restricted cash	(76,145)	16,985
Cash, cash equivalents and restricted cash
Beginning of period	256,480	200,929
End of period	$180,335	$217,914

Supplemental disclosure of cash flow information
Interest paid in cash	$1,287	$1,258
Interest received in cash	1,818	1,938
Income taxes paid in cash	681	541
Noncash investing activities:
Purchases of property, furniture and equipment in current liabilities	8,688	6,648

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)

	Three months ended
	March 31,
	2026	2025
Net and comprehensive income	$2,223	$4,882
Interest income, net	(454)	(573)
Income tax expense	1,214	1,198
Depreciation and amortization	12,370	11,362
EBITDA	15,353	16,869
Equity based compensation	2,645	1,595
Other expenses (1)	—	108
Adjusted EBITDA	$17,998	$18,572

Net revenue	$314,276	$311,372
Net and comprehensive income as a % of net revenue	0.7%	1.6%
Adjusted EBITDA as a % of net revenue	5.7%	6.0%
(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as loss on disposal of assets.

Arhaus, Inc. and Subsidiaries
Reconciliation of Free Cash Flow
(Unaudited, amounts in thousands)

	Three months ended
	March 31,
	2026	2025
Net cash (used in) provided by operating activities	$(9,704)	$46,515
Net cash used in investing activities	$(15,880)	$(27,621)
Free cash flow	$(25,584)	$18,894

Free Cash Flow is defined as net cash provided by operating activities less net cash used in investing activities.

Arhaus, Inc. and Subsidiaries
Supplemental Comparable Metrics Schedules
(Unaudited)

Supplemental Comparable Metrics Schedules

Comparable Written Sales(2) by Quarter and Year-to-Date

The table below represents Comparable Written Sales(2) on a quarterly and year-to-date basis for fiscal year 2026. Comparable Written Sales(2) reflects written sales trends during the period and is measured using a 13-month comparable Showroom definition, consistent with historical disclosure.

Comparable Written Sales previously referred to as “Demand Comparable Growth” is a key performance indicator and is defined as the year-over-year percentage change of written sales from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.

2026	Comparable Written Sales (Quarter-to-Date)	Comparable Written Sales (Year-to-Date)
First Quarter	(5.7)%	(5.7)%

Comparable Delivered Sales(1) by Quarter and Year-to-Date

The table below represents Comparable Delivered Sales(1) on a quarterly and year-to-date basis for fiscal year 2026. Comparable Delivered Sales(1) reflects revenue recognized during the period and is measured using a 15-month comparable Showroom definition, consistent with historical disclosure.

Comparable Delivered Sales previously referred to as “Comparable Growth” is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.

2026	Comparable Delivered Sales (Quarter-to-Date)	Comparable Delivered Sales (Year-to-Date)
First Quarter	(1.7)%	(1.7)%

Due to differences in order timing, backlog, and revenue recognition, Comparable Written Sales(2) and Comparable Delivered Sales(1) use different comparable Showroom eligibility thresholds. Comparable Written Sales(2) metrics use a 13-month definition to reflect written sales trends, while Comparable Delivered Sales(1) metrics use a 15-month definition to reflect revenue recognition consistency.

Arhaus, Inc. and Subsidiaries
Supplemental Showroom Schedules
(Unaudited)

Supplemental Showroom Schedules

Showroom Portfolio Composition

The table below represents the composition of the Showroom Portfolio by format and operating footprint as of each period presented:

	March 31, 2026	December 31, 2025
Traditional Showrooms	90	90
Design Studios	9	9
Lofts	8	8
Total Showrooms	107	107

Total gross square footage (in thousands)	1,835	1,836
Showrooms with interior designers	96	97
Total interior designers	146	142
States where we operate	31	31

Geographic Showroom Footprint

The table below represents the number of Showrooms in each U.S. state in which the Company operates as of March 31, 2026.

Locations	Showrooms	Locations	Showrooms
Alabama	1	Missouri	1
Arizona	2	Montana	1
California	16	New Hampshire	1
Colorado	6	New Jersey	5
Connecticut	3	New York	4
Florida	9	North Carolina	4
Georgia	3	Ohio	9
Illinois	4	Oklahoma	1
Indiana	1	Pennsylvania	4
Kansas	1	South Carolina	1
Kentucky	3	Tennessee	1
Louisiana	1	Texas	8
Maryland	4	Utah	1
Massachusetts	3	Virginia	4
Michigan	3	Wisconsin	1
Minnesota	1

Arhaus, Inc. and Subsidiaries
Supplemental Showroom Schedules
(Unaudited)

Showroom Maturity Mix

The table below represents the composition of the Showroom portfolio by maturity as of the period presented.

March 31, 2026
Maturity Bucket	Definition	% of Portfolio	# of Showrooms
< 12 Months	Opened within Last 12 Months	6%	7
12-24 Months	Opened 12 to 24 Months	18%	19
24-36 Months	Opened 24 to 36 Months	12%	13
> 36 Months	Mature Showrooms	64%	68
Total		100%	107

The elevated proportion of newer showrooms reflects increased openings and relocations over the past several years and supports embedded future revenue growth as locations mature; Maturity is measured from Showroom opening date or relocation reopening date; Includes Traditional Showrooms, Design Studios, and Lofts; Excludes temporary closures.

Illustrative Unit Economics (Targets)

The table below represents targeted Showroom unit economics at maturity, based on internal underwriting assumptions and historical performance.

Metric	Traditional Showroom	Design Studio
	(~17K sq ft)	(~6K sq ft)
Net Revenue Maturity	> $10M	Lower than Traditional
Contribution Margin (pre-D&A)	~32%	~35%
Cash Payback	< 2 years	< 2 years
Company-funded capital expenditures	~$4 - 6M	Lower
Revenue Maturity	Year 3	Year 3

Company-funded capital expenditures represents the total net cash used in investing activities less landlord contributions; Targets reflect performance at full maturity; Assumptions are informed by historical performance, internal underwriting, and recent Showroom cohorts.

Arhaus, Inc. and Subsidiaries
Supplemental Showroom Schedules
(Unaudited)

Total Showroom Projects(3)

The table below represents the total Showroom project pipeline for fiscal year 2026, consistent with the Company’s guidance.

Guidance Full-Year 2026
Project Type	Definition	# of Projects
New Openings	New Showroom openings	4 to 6
Relocations	Relocation of existing Showrooms	4 to 5
Renovations/Expansions	Refreshes of remodels and Expansions of existing Showrooms	2 to 3
Total Showroom Projects(3)		10 to 14

Total Showroom Projects(3) are expected to be within the Company’s full-year 2026 guidance range. For competitive reasons, the Company does not disclose the specific locations of planned Total Showroom Projects(3). The Company provides additional detail on Showroom activity following completion as part of its regular quarterly disclosures.